                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       FORM 8-K


                                    CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


                           Date of Report:  April 11, 1997



                                 MSR EXPLORATION LTD.
                (Exact name of registrant as specified in its charter)


                                   ALBERTA, CANADA
                    (State or other jurisdiction of incorporation)



           1-8523                                           NONE
      (Commission File No.)                           (I.R.S. Employer
                                                     Identification No.)


                              500 MAIN STREET, SUITE 210
                               FORT WORTH, TEXAS  76102
                      (Address of Principal Executive Offices)



                                    (817) 877-3151
                 (Registrant's Telephone Number, including area code)



                                         NONE
           (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS - PROSPECTIVE MERGER

On March 26, 1997, MSR Exploration Ltd. (MSR) entered into an agreement with Mercury Exploration Company (Mercury), a private company located in Fort Worth, Texas, to combine all of Mercury's oil and gas assets in Montana with all the oil and gas assets of MSR Exploration Ltd. (the Business Combination).

The transaction includes the addition to MSR of over 75 producing wells, which have significant crude oil reserves, and the assumption of Mercury's position in the 304,000 acre Wells agreement on the Cut Bank Field complex in northwestern Montana. In the subject area, Mercury holds 100% of the oil rights and 30% of the revenue interest pertaining to liquids produced by gas wells. Through December 31, 1997, most of the revenues and operating expenses from Mercury's producing oil and gas properties are subject to a forward sale. A significant portion of the cash flow attendant to the Mercury properties will not begin to accrue to MSR until January 1,1998.

As consideration for the Business Combination, MSR will issue to Mercury shareholders 12,000,000 shares of Common Stock valued at $0.75 per share, and assume and/or pay $4,000,000 in Mercury bank debt. In addition, Mercury shareholders will receive warrants to purchase 5,500,000 shares of Common Stock at $1.25 per share and 5,500,000 shares of Common Stock at $2.00 per share.

In negotiating the number of shares of common stock to be issued to Mercury, consideration was given to the value of the assets, the estimated proved oil and gas reserves and the market value of the Common Stock (prior to the date the Agreement was executed and announced).

Closing the transaction is subject to certain precedent conditions, including MSR shareholder approval of the Business Combination and the redomestication and continuance of MSR as a Delaware corporation. MSR is presently organized under the laws of Alberta, Canada. The closing is expected to occur immediately subsequent to MSR's reincorporation in Delaware and such stockholder approval. MSR shareholders owning approximately 40% of the Common Stock have agreed to vote to approve this transaction. Mercury shareholders have approved the Business Combination subject to MSR shareholder approval and certain other conditions. As a result of the issuance of the aforementioned shares of Common Stock to Mercury by MSR, Mercury shareholders will effectively own approximately 46.6% of the total issued and outstanding Common Stock.

ITEM 7. EXHIBITS

(c)  List of Exhibits Required by Item 601 of Regulation S-B.

    Exhibit Number      Description of Exhibit
    --------------      ----------------------
    2.1                 Agreement and plan of merger, dated March 26,1997,
                        between MSR Exploration Ltd., Mercury Exploration
                        Company and Mercury
                        Montana, Inc.

    4.2 Section III (pertaining to the rights of holders of MSR Exploration Ltd. Common Stock) of By-Law No. 1 of the Registrant (filed as Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1994 and such [Sections/Articles] selectively incorporated herein by reference).

    4.3 Form of stock certificate representing Registrant's Common Shares (filed as Exhibit 4.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1989 and incorporated herein by reference).

                                  SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MSR EXPLORATION LTD.
                                            By:



Date: April 11, 1997                        /s/  OTTO J. BUIS
                                            ----------------------------------
                                            OTTO J. BUIS
                                            Chairman of the Board of Directors
                                            President and Chief Executive
                                            Officer




                                            /s/  HOWARD N. BOALS
                                            ----------------------------------
                                            HOWARD N. BOALS
                                            Vice President - Finance and
                                            Administration
                                            Chief Accounting Officer

                                 EXHIBIT INDEX

    Exhibit Number      Description of Exhibit
    --------------      ----------------------
    2.1                 Agreement and plan of merger, dated March 26,1997,
                        between MSR Exploration Ltd., Mercury Exploration
                        Company and Mercury
                        Montana, Inc.

    4.2 Section III (pertaining to the rights of holders of MSR Exploration Ltd. Common Stock) of By-Law No. 1 of the Registrant (filed as Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1994 and such [Sections/Articles] selectively incorporated herein by reference).

    4.3 Form of stock certificate representing Registrant's Common Shares (filed as Exhibit 4.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1989 and incorporated herein by reference).